UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   December 21, 2007 (December 20, 2007)
The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)
(937) 644-0011

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Performance Measures for The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan
The Compensation and Organization Committee (the “Compensation Committee”) of the Board of Directors of The Scotts Miracle-Gro Company (the “Company”) on December 20, 2007 established the performance targets under The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan (the “EMIP”) for the annual cash incentive (i.e., bonus) award payable to employees of The Scotts Company LLC and its subsidiaries participating in the EMIP, including each of the named executive officers of the Company, with respect to the full fiscal year ending on September 30, 2008. A copy of the EMIP was filed as Exhibit 10(b)(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed on November 29, 2007.
Each participant’s target incentive opportunity under the EMIP is a percentage of the participant’s base salary and the amount of the actual bonus payment could range from zero to two hundred and fifty percent of the target incentive opportunity, based upon the extent to which the pre-established annual performance targets are met or exceeded. The performance measures under the EMIP for the fiscal year ending on September 30, 2008 for corporate level officers consist of Enterprise level (i.e., the Company on a consolidated basis) adjusted net income and Enterprise level modified free cash flow. The performance measures under the EMIP for the fiscal year ending on September 30, 2008 for the business unit level officers consist of Enterprise level adjusted net income, Enterprise level modified free cash flow, EBTA of the business unit (a measure of earnings before taxes and amortization and after a working capital charge-back to the business unit) and net sales growth of the business unit. The target incentive opportunity established for each of the named executive officers are set forth below:

	Target incentive
	opportunity
	(Percentage of Base
Name and Principal Position	Salary)	Participant Group
James Hagedorn, President, Chief Executive Officer and Chairman of the Board	90%	Corporate Level
David C. Evans, Executive Vice President and Chief Financial Officer	55%	Corporate Level
Barry W. Sanders, Executive Vice President, North America	55%	Business Unit Level
Denise S. Stump, Executive Vice President, Global Human Resources	55%	Corporate Level
Claude Lopez, Executive Vice President, International and Chief Marketing Officer	55%	Business Unit Level

On October 30, 2007, Barry W. Sanders, the Company’s Executive Vice President, North America, was granted the right to receive up to 40,000 performance shares in the aggregate, which includes up to 10,000 performance shares for the 2008 fiscal year performance period, up to 10,000 performance shares for the 2009 fiscal year performance period and up to 20,000 performance shares for the 2010 fiscal year performance period. Each whole performance share represents the right to receive one full common share if the applicable performance goals are satisfied. At the time the performance shares award was granted to Mr. Sanders, he was not deemed to be a named executive officer of the Company (for purposes of Item 5.02 of Current Report on Form 8-K); however, as of the date of this Current Report on Form 8-K, Mr. Sanders is deemed to be a named executive officer of the Company.
On December 20, 2007, the Compensation Committee revised the performance goal for the 2008 fiscal year performance period. Under the performance goal for the 2008 fiscal year performance period, as revised, the measurement level is changed to North America Total, which includes, in addition to the North America consumer business, Scotts LawnService® and Smith & Hawken®. The performance criteria were also revised to allow for performance shares for the 2008 fiscal year performance period to be earned ratably — 5,000 performance shares (threshold) would be earned if at least 80% of the 2008 fiscal year EBTA budget for North America Total were achieved and 10,000 performance shares (maximum) would be earned if 99% or more of such 2008 fiscal year EBTA budget were achieved. Performance shares would be earned on a straight-line basis for performance between threshold and maximum.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired :
Not applicable.
(b)	Pro forma financial information :
Not applicable.
(c)	Shell company transactions :
Not applicable.
(d)	Exhibits:

Exhibit No.	Description	Location

10.1	The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan	Incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed November 29, 2007 (File No. 1-13292) [Exhibit 10(b)(2)]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: December 21, 2007	By:	/s/ David C. Evans
		Printed Name:	David C. Evans
		Title:	Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated December 21, 2007
The Scotts Miracle-Gro Company

Exhibit No.	Description	Location

10.1	The Scotts Company LLC Amended and Restated Executive/Management Incentive Plan	Incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed November 29, 2007 (File No. 1-13292) [Exhibit 10(b)(2)]